SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


(X) Preliminary Proxy Statement           (  ) Confidential, for Use of the
                                               Commission Only (as permitted
                                               by Rule 14a-6(e)(2))
( ) Definitive Proxy Statement
( ) Definitive Additional Materials
( ) Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                     THE SEIBELS BRUCE GROUP, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                                                               PRELIMINARY DRAFT
                          THE SEIBELS BRUCE GROUP, INC.
                            COLUMBIA, SOUTH CAROLINA

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 12, 1996

              TO THE SHAREHOLDERS OF THE SEIBELS BRUCE GROUP, INC.:

         Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of The Seibels Bruce Group, Inc. ("SBIGE" or the "Company"), will be held at the offices of the Company at 1501 Lady Street, Columbia, South Carolina 29201, at 11:00 a.m., on Thursday, December 12, 1996 for the following purposes:

          1) To elect a total of six (6) Directors (staggered terms will be entered) one (1) Director to serve until the 1997 Annual Meeting of Shareholders, two (2) Directors to serve until the 1998 Annual Meeting of Shareholders and three (3) Directors to serve until the 1999 Annual Meeting of Shareholders (Proposal 1);

          2) To consider a proposal to ratify the selection of Arthur Andersen LLP to audit the Company's books and records for the fiscal year ending December 31, 1996 (Proposal 2);

          3) To consider a proposal to ratify and approve the issuance of 35,000 shares to Non-Employee Directors as part of compensation for services rendered pursuant to Rule 4460 (formerly Schedule D to the Bylaws) of the National Association of Securities Dealers, Inc.(Proposal 3); and

          4) To consider and transact such other business as may properly and lawfully come before the Meeting or any adjournment thereof.

All of the foregoing is more fully set forth in the Proxy Statement accompanying this Notice.

         The transfer books of the Company will close as of the end of business on October 10, 1996 (the "Record Date") for purposes of determining shareholders who are entitled to notice of and to vote at the Meeting, but will not be closed for any other purpose.

         All shareholders are cordially invited to attend the Meeting in person. If you cannot attend the Meeting, please take the time to promptly sign, date and mail the enclosed proxy in the envelope we have provided. If you attend the Meeting and decide that you want to vote in person, you may revoke your proxy. The Board of Directors recommends that you vote in favor of the nominees for directors and the described proposals to be considered at the meeting.

                               By Order of the Board of Directors


                               Priscilla C. Brooks
                               Corporate Secretary
October 25, 1996

THE ACCOMPANYING PROXY FORM IS SOLICITED BY THE BOARD OF DIRECTORS AND IS REVOCABLE AT ANY TIME PRIOR TO BEING EXERCISED. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS THEREON. IF A CHOICE IS NOT INDICATED, HOWEVER, THE PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES FOR DIRECTORS, IN FAVOR OF THE DESCRIBED PROPOSALS TO BE CONSIDERED AT THE MEETING, AND IN THE BEST JUDGMENT OF THE PROXIES CONCERNING ALL OTHER PROPOSALS CONSIDERED AT THE MEETING.

                          THE SEIBELS BRUCE GROUP, INC.
                                1501 Lady Street
                         Columbia, South Carolina 29201

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 12, 1996

General

         This Proxy Statement is furnished to the holders of Common Stock, par value $ 1.00 per share (the "Common Stock") of The Seibels Bruce Group, Inc. ("SBIGE" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders (the "Meeting") to be held at the time and place and for the purposes specified in the accompanying Notice of Annual Meeting of Shareholders and at any adjournments thereof. It is anticipated that this Proxy Statement will be mailed to shareholders commencing on or about October 25, 1996.

         When the enclosed proxy is properly executed and returned, the shares which it represents will be voted at the Meeting in accordance with the instructions thereon. In the absence of any such instructions, the shares represented thereby will be voted in favor of the nominees for Director and the described proposals to be considered at the Meeting and in the best judgment of the proxies concerning all other proposals considered at the meeting. Abstentions and "broker non-votes" are each included in the determination of the number of shares present and voting, but are not counted as votes for or against proposals presented to shareholders. (A "broker non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.)

         Any shareholder who executes and delivers a proxy may revoke it prior to its use by (i) giving written notice of such revocation to the Corporate Secretary of SBIGE at PO Box 1, Columbia, South Carolina 29202, the Company's mailing address; or (ii) executing and delivering to the Corporate Secretary of SBIGE (by mail at PO Box 1, Columbia, South Carolina 29202, or by delivery at 1501 Lady Street, Columbia, South Carolina 29201) a proxy bearing a later date; or (iii) appearing at the Meeting and voting in person.

Annual Report

         The Company's 1995 Annual Report, including Financial Statements, is enclosed with this Proxy Statement to shareholders who have acquired the common stock of the Company since April 11, 1996 (Special Shareholders Meeting) up to the Record Date. Shareholders who received a copy but wish to receive another may also obtain a copy of the Annual Report on Form 10-K of the Company for the fiscal year ending December 31, 1995, without charge upon written request addressed to Priscilla Brooks, Corporate Secretary, The Seibels Bruce Group, Inc., PO Box 1, Columbia, South Carolina 29202. If the person requesting a copy of the Annual Report on Form 10-K is not a shareholder of record, the request must include a representation that he or she is a beneficial owner of the Company's Common Stock.

Expenses of Solicitation

         The cost of soliciting proxies will be borne by the Company. Officers, directors, employees, and agents of the Company may solicit proxies by telephone, telegram or personal interview, without additional compensation.

Voting

         Only holders of record of issued and outstanding shares of Common Stock, as of October 10, 1996 (the "Record Date") will be entitled to notice of and to vote at the Meeting. On the Record Date, there were 24,647,686 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote, except with respect to Proposal 1, as described below.

         In connection with Proposal 1, the election of Directors, each shareholder is allowed to cumulate his or her votes and cast as many votes as the number of shares he or she holds multiplied by the number of Directors to be elected, the same to be cast for any one candidate or distributed among any two or more candidates. For shares to be voted cumulatively, a shareholder who has the right to cumulate his or her votes shall either (1) give written notice of his or her intention to the president or another officer of the Company not less than 48 hours before the time fixed for the Meeting, which notice must be announced in the Meeting before the voting, or (2) announce his or her intention in the Meeting before the voting for Directors commences; and all shareholders entitled to vote at the Meeting shall without further notice be entitled to cumulate their votes. Directors will be elected by a plurality of the votes cast.

         For Proposal 2 and 3 to be approved, the affirmative vote of a majority of the votes cast in person or by proxy at the Meeting is required.

         Participants in the Company's Dividend Reinvestment and Shareholder Purchase Plan (the "DRSP Plan") who have shares of Common Stock registered in their names and who vote those shares on any matter submitted to the Meeting will have all shares credited to their accounts under the Plan automatically added to that number and voted in the same manner. If such participants do not vote shares registered in their own names the shares credited to their account in the DRSP Plan will not be voted. An executed proxy will be deemed to include any DRSP shares and will be voted with respect to those shares credited to the participant's account. If a participant desires to vote DRSP Plan shares in person at the Meeting, a proxy for the shares credited to his or her account will be furnished upon written request received by the Company, at the address set forth on the cover of this Proxy Statement, at least fifteen (15) days prior to the date of the Meeting.


                       ELECTION OF DIRECTORS (PROPOSAL 1)

         One of the purposes of the Meeting is to elect a total of six (6) directors; one (1) Director to serve until the 1997 Annual Meeting of Shareholders, two (2) Directors to serve until the 1998 Annual Meeting of Shareholders and three (3) Directors to serve until the 1999 Annual Meeting of Shareholders.

         Under Article 3, Section 2 of the Company's Bylaws, the Board of Directors is divided into three classes which shall be as nearly equal in number as possible, with the members of each class serving for three year terms or until their successors are elected or qualified.

         The shares represented by the proxies solicited hereby will be voted in favor of the election of the persons named below unless authorization to do so is withheld in the proxy. In the event any of the nominees should be unavailable to serve as a Director, which contingency is not presently anticipated, it is the intention of the persons named in the proxies to select and cast their votes for the election of such other person or persons as the Board of Directors may designate.

         Pursuant to the Stock Purchase Agreement dated as of December 22, 1993 (the "Alissa Purchase Agreement") between the Company and Abdullatif Ali Alissa Est. and Saad A. Alissa (the "Alissa Group"), the Alissa Group is entitled to designate up to four (4) persons, who are reasonably acceptable to the Company, to be included in the slate of nominees recommended by the Board of Directors to the shareholders for election as directors. The Alissa Group has designated Mr. William M. Barilka, Dr. Albert H. Cox, Jr., Mr. Kenneth A. Pavia, and Fred S. Clark, Esquire; three (3) being incumbent directors and one new director, to serve as the four directors who may be designated by the Alissa Group to serve on the Board of Directors.
         Pursuant to the Stock Purchase Agreement dated as of January 29, 1996 (the "Powers Purchase Agreement") between the Company and Charles H. Powers, Walker S. Powers and Rex W. and Jane P. Huggins (the "Powers Group"), the Powers Group is entitled to designate two (2) persons, who are reasonably acceptable to the Company, to be included in the slate of nominees recommended by the Board of Directors to the shareholders for election as directors. The Powers Group is waiving their right to the two designees for this Annual Meeting.

         Pursuant to the Stock Purchase Agreement dated March 28, 1996 between the Company and Fred C. Avent, Frank H. Avent, and Pepsico Bottling Company of Florence, (the "Avent Group"), the Avent Group is entitled to designate one (1) person, who is reasonably acceptable to the Company, to be included in the slate of nominees recommended by the Board of Directors to the shareholders for election as directors. The Avent Group is waiving their right to the one (1) designee for this Annual Meeting.

         At the Special Shareholders' Meeting held June 14, 1996, the shareholders approved fixing the number of directors of the Corporation at eighteen (18). This was done in an effort to accommodate the additional seats which would be generated by the Powers' Group and Avent Group pursuant to the Stock Purchase Agreements between the Company and the Powers' Group and Avent Group. However, with the waiver of the Powers' Group and Avent Group at this time not to designate nominees for the upcoming annual meeting of shareholders for election to the Board, it is the consensus of the Board of Directors that the current number of ten (10) seats be maintained and that the additional eight seats not be filled at this time. Pursuant to the Company's Articles and Bylaws, these and other vacancies on the Board may be filled in the future at the discretion of the Board.

         All other nominees for election to the Board of Directors are considered and recommended by a Nominating Committee of the Board of Directors. (See "Committees of the Board of Directors.") The full Board of Directors considers the recommendations of that Committee and recommends the nominees to the shareholders. The Company has no procedure whereby nominations are solicited or accepted from shareholders, but the Nominating Committee will consider nominees whose names and business experience are submitted in writing by stockholders to the Corporate Secretary of the Company.

         Terry E. Fields, former Chief Financial Officer and Robert D. Brooks, former President, resigned from their positions with the Company, including their membership on the Board of Directors in March and April, 1995, respectively. Robert H. Branche, resigned from his position on the Board in March, 1995. In June, 1995, Ernst Csiszar was appointed as President and a Director of the Company. In September, 1995, Michael Ameen resigned as a Director. In October, 1995, John Weitzel was appointed Chief Financial Office and a Director of the Company. At the same time, William Danzell was appointed as a Director (October, 1995). In December, 1995, Roy Faulks resigned as a Director of the Company, and Kenneth W. Pavia was appointed as a Director. All appointments of Directors to fill vacancies created by resignation in 1995 were made by the remaining members of the Company's Board of Directors.

         The Board of Directors recommends a vote FOR each of the nominees

         The following information is set forth with respect to the six (6) nominees for election to be Directors as well as the other members of the Board of Directors.

                      Name, Age and Principal Employment for Past five Years                          Director Since
                      ------------------------------------------------------                          --------------
Nominees for Election to Hold Office until the 1997 Annual Meeting of Shareholders:

         Fred S. Clark, Esquire, 60, Attorney at Law, Currently Partner in the Law Firm of Clark      Not Currently
and Clark, Savannah, Georgia.  He has been a partner in the Firm for the past five (5) years.         A Director

Directors Continuing in Office until the 1997 Annual Meeting of Shareholders:

         George R.P. Walker, Jr., 64, is currently a Director of the Company and certain                 1969(1)
Company subsidiaries and has been the owner and operator of Middlefield Farm (Hanoverian horse farm), Blythewood, South Carolina, for more than the past five years.

         John C. West, 74, is currently Chairman of the Board of Directors of                            1994
the Company. He 1994 was the Governor of the State of South Carolina from 1971 to 1975, and currently serves as Professor at the University of South Carolina and as a practicing attorney. Mr. West also serves as a member of the Board of
Directors for Donaldson, Lufkin & Jenrette, Inc.

Nominees for Election to Hold Office until the 1998 Annual Meeting of Shareholders:

         Claude E. McCain, 72, is currently a Director of the Company. He is also Chairman of            1995
H.C. McCain Agency, Inc., President of McCain Realty, Inc. and President of Insurance Finance
Company, Inc. He was formerly a member of the South Carolina State Insurance Commission for
15 years, 10 of which he served as Chairman.  Mr. McCain has been in the insurance business since 1946.

         Kenneth W. Pavia, 54, is currently a Director of the Company. He is                             1995
General Partner 1995 of Balboa Investments, a position he has held since 1992.
He also holds the office of Chairman of FHI, Inc., a securities holding company and Fiduciary Leasco, Inc., a position held since 1985.

Directors who Continue to Hold Office until the 1998 Annual Meeting of Shareholders:

         William M. Barilka, 48, is currently a Director of the Company. He has served since             1994
1991 as Chief Financial Officer of AGGAD Investment Company, Riyadh, Saudi Arabia. From
1986 to 1991, Mr. Barilka was employed by the National Commercial Bank, Riyadh, Saudi
Arabia, in a variety of corporate finance positions.


--------

(1) Each present director of the Company with election dates prior to October 1978 (when the Company became the parent of the South Carolina Insurance Company ("SCIC"), the Company' principle subsidiary) was formerly a Director of SCIC and the information set forth as to periods prior to 1978 reflects positions with SCIC and the year such Director was first elected to the SCIC Board of Directors.





         Albert H. Cox, Jr., 64, is currently a Director of the Company. He is a Consulting              1994
Economist, formerly serving as Chief Economist of Feltman & Co., an Atlanta based investment banking firm from 1995 through 1996. From 1985 to 1993, he held various executive positions, including Board Member and Senior Economic Advisor, with BIL Management, Inc., a subsidiary of the Bank in Liechtenstein. Prior to 1985, he held a number of positions with Merrill Lynch
& Co.
                      Name, Age and Principal Employment for Past five Years                          Director Since
                      ------------------------------------------------------                          --------------
Nominees for Election to Hold Office until the 1999 Annual Meeting of Shareholders:

         John P. Seibels, 54, is currently a Director of the Company, Policy Management                  1969(1)
Systems, Corp. ("PMSC") and certain subsidiaries of the Company. Mr. Seibels has been an investor based in Columbia, South Carolina since March 1963.

         Ernst N. Csiszar, 46, is currently a Director and (since June, 1995)                            1995
has held the office 1995 of President and Chief Executive Officer (since
January, 1996) of the Company and all of its subsidiaries. He also continues to serve as a visiting professor at the School of Business, University of South
Carolina, a position he has held since 1988.

         John A. Weitzel, 50, is currently a Director and (since September, 1995) has held the           1995
office of Chief Financial Officer of the Company and all of its subsidiaries.  From April, 1985 to November, 1994, he served as Chief Financial Officer of Milwaukee Insurance Group, Inc.
From March through August, 1995, Mr. Weitzel acted as a consultant to the Company.

Security Ownership of the Company

         The following table sets forth, as of September 30, 1996, information regarding the beneficial ownership of the Company's Common Stock by the directors of the Company, and nominees for election, each executive officer named in the Summary Compensation Table that appears under "Executive Compensation -- Summary Compensation Table," all directors and executive officers as a group and each person known to the Company to own 5% or more of its Common Stock.


                                                                                                         Percent of
                                                                                 Number of Shares         Shares of
                                                                                 of Common Stock(1)     Common Stock
  Name of Beneficial Owner (and address, with respect to non-directors or officers)
William M. Barilka                                                                  135,000(2,3)                 (4)
Fred S. Clark                                                                        15,608(5)                   (4)
Albert H. Cox, Jr.                                                                    6,000(3)                   (4)
Ernst N. Csiszar                                                                          0(6)                   (4)
William B. Danzell                                                                        0(7)                   (4)
Claude E. McCain                                                                      5,064(3)                   (4)
Kenneth A. Pavia                                                                          0(7)                   (4)
John P. Seibels                                                                     596,908(3,8,9)            2.42
George R.P. Walker, Jr.                                                             496,858(3,9,10)           2.02
John A. Weitzel                                                                           0(11)                   (4)
John C. West                                                                         42,100(12)                   (4)
All Directors, Nominees for Director and Executive Officers as a Group            1,307,538                   5.30

--------
(1) Includes shares underlying options authorized for issuance by the Board of Directors.
(2) Includes 100,000 shares jointly owned by Mr. Barilka with his wife but excludes 10,000 shares of Common Stock underlying certain options.
(3) Excludes 10,000 shares of Common Stock underlying certain options.
(4) Less than 1% of issued and outstanding shares of Common Stock of the Company.
(5) Includes 6,100 shares held by Mr. Clark's wife, and 3,840 shares held by his minor son.
(6) Excludes 300,000 shares of Common Stock underlying certain options.
(7) Excludes 5,000 shares of Common Stock underlying certain options.
(8) Excludes 9,012 shares of Common Stock held by Mr. Seibels' wife, of which shares he holds neither sole nor shared voting or dispositive power and, therefore, disclaims beneficial ownership.
(9) George R.P. Walker, Jr. and John P. Seibels are cousins.
(10) Excludes 45,557 shares of Common Stock held by Mr. Walker's wife, of which shares he holds neither sole nor shared voting or dispositive power and, therefore, disclaims beneficial ownership.
(11) Excludes 300,000 shares of Common Stock underlying certain options.
(12) Excludes 280,000 shares of Common Stock underlying certain options.

Alissa Group                                                                      7,398,500(13)              30.00
PO Box 192
Alkhobar, Saudi Arabia

Avent Group                                                                       1,635,000(14)               6.63
PO Box 3886
Florence, South Carolina  29502

Powers Group                                                                      6,614,206(15)              26.83
PO Box 6525
Florence, South Carolina  29502

Section 16(a) Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than ten percent of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with all such forms they file. Based on the Company's review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that for the fiscal year ended December 31, 1995, the Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were in compliance.

Committees of the Board of Directors

         The Company has five standing committees: Executive, Audit, Compensation, Investment and Nominating.

         The Executive Committee is currently composed of John C. West (Chairman), Ernst N. Csiszar, Claude E. McCain, John P. Seibels, and George R.P. Walker, Jr. The Executive Committee exercises the same powers as the Board of Directors, except as otherwise limited by specific prohibitions in South Carolina statutes. The Committee's function is to act in the place of the Board on any matters which require Board action and occur between meetings of the Board. The Executive Committee of the Company met twenty times during 1995.

         The Audit Committee is currently composed of Kenneth W. Pavia (Chairman), Albert H. Cox, Jr. and Claude E. McCain, none of whom is an officer or employee of the Company. The Committee's functions include recommending independent public accountants to be employed by the Company, reviewing with the independent public accountants their reports and audits, and reporting to the full Board of Directors on their findings. The Audit Committee of the Company met two times during 1995.

         The Compensation Committee is currently composed of John P. Seibels (Chairman), Albert H. Cox, Jr.,

--------
(13) Based on information contained in Statement on Form 4 for September, 1996: includes 152,800 shares for which Mr. Alissa has sole voting power, and 7,240,700 shares as to which he has share voting power beneficially owned (shared voting and dispositive power) by Abdullatif Ali Alissa Est. (the "Establishment"), Financial Investors Limited ("FIL") and General Investors Limited ("GIL"). Mr. Alissa has informed the Company that he is the President of the Establishment; that FIL is wholly owned by the Establishment; and that GIL is wholly owned by Mr. Alissa.
(14) Excludes 1,635,000 shares of Common Stock underlying certain options.
(15) Excludes 6,250,000 shares of Common Stock underlying certain options.

Claude E. McCain and George R.P. Walker, Jr., none of whom is an officer or employee of the Company. The Committee's functions are to recommend to the full Board the remuneration arrangements for senior executive officers and for members of the Board of Directors, the adoption of compensation plans in which Officers and Directors are eligible to participate and the granting of stock options or other benefits under such plan. The Compensation Committee met five times in 1995.

         The Investment Committee is currently composed of Claude E. McCain (Acting Chairman), William M. Barilka and Ernst N. Csiszar. The Committee's functions are to advise the Board of Directors and officers of the Company with respect to investment of the Company's assets and to periodically review, evaluate and report on the performance of the investments and the investment managers and advisors of the Company and its subsidiaries. The Investment Committee met twice in 1995.

         The Nominating Committee is currently composed of George R.P. Walker, Jr. (Chairman), Albert H. Cox, Jr. and John C. West. The Committee's functions include selecting and recommending nominees for election as new, additional, and replacement Directors and reviewing the performance of incumbent Directors for nomination for reelection. The Nominating Committee met once in 1995.

         Roy L. Faulks served as Chairman of the Investment Committee and was a member of the Audit Committee prior to his resignation from the Board in December 1995. Michael M. Ameen, Jr. served on the Compensation Committee and the Audit Committee prior to his resignation from the Board in September, 1995.

         The Board of Directors met nine times in 1995. In 1995, each of the incumbent Directors attended at least 75% of the meetings of the Board and of the Committee(s) of which he was a member held during the period for which he served.

Compensation of Directors

         In 1995, the Company paid quarterly to each Director who was not a full-time employee of the Company a retainer fee of $175 per month plus $656.25 for each meeting of the Board at which the Director was present, a fee of $175 for each meeting of a Board Committee which he attended on the same day and in the same general location as a Board meeting or by telephone, and a fee of $262.50 for attending a Committee meeting otherwise. The Chairman of the Board of Directors, John C. West, does not receive any additional director compensation in connection with his position of Chairman of the Board of Directors.

Compensation of Executive Officers

         The following table sets forth, for the years ended December 31, 1995, 1994 and 1993, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to each of the executive officers of the Company and such subsidiaries whose compensation was in excess of $100,000 (the "Executive Group"), in all capacities in which they serve.

                                            SUMMARY COMPENSATION TABLE


                                                                                   Restricted    Securities
                                                                 Other Annual        Stock       Underlying      All Other
 Name and Principal Position               Salary      Bonus     Compensation        Awards        Options      Compensation
                                 Year       ($)         ($)           ($)             ($)            (#)            ($)
-----------------------------  -------- ------------ --------- ----------------- -------------- ------------- ----------------
John C. West                   1995(1)       141,785         0           15,625(2)            0       290,000                0
Chairman of the Board          1994                0         0                 0              0             0                0

Ernst N. Csiszar               1995(1)       119,154         0                 0              0       300,000                0
President and Chief
Executive Officer

John A. Weitzel                1995(1)        33,231(3)      0                 0              0       100,000              174
Chief Financial Officer

Former Officers
Sterling E. Beale              1995                0         0                 0              0             0          347,968(4)
Chairman of the Board and      1994          147,813     2,438                 0              0             0         359,2064
Chief Executive Officer        1993          182,483         0                 0              0             0            2,765

W. Thomas Reichard             1995                0         0                 0              0             0                0
President                      1994          102,476     1,813                 0              0             0          252,279(5)
                               1993          135,659         0                 0              0             0            2,199
--------

(1) Gov. West was appointed an officer of the Company for the first time in 1994; Messrs. Csiszar and Weitzel were appointed officers of the Company for the first time in 1995.
(2) The amount shown represents the dollar value of the difference between the price paid by Gov. West for shares upon the exercise of stock options and the fair market value at the date of exercise.
(3) Mr. Weitzel was employed by the Company effective September 30, 1995. The salary amount stated is for the three-month period from the date of employment through December 31, 1995. Prior to the date of employment, Mr. Weitzel was a consultant to the Company during 1995. With respect to his consulting services, the Company paid Mr. Weitzel consulting fees in the amount of $114,000 during 1995.

Option Grants

         During the year ended December 31, 1995, the Company granted 300,000 stock options to members of the Executive Group pursuant to the Company's 1987 Stock Option Plan. In addition, the Board of Directors approved the grant of 400,000 stock options to members of the Executive Group pursuant to the 1996 Plan, subject to shareholder approval of that plan. That plan was approved at a special shareholders' meeting on June 14, 1996. The following table sets forth the grants during the year ended December 31, 1995.

                              Option Grants During the Year Ended December 31, 1995


                                                                                         Potential Realizable value at
                                                                                          assumed rates of stock price
                                                                                       appreciation for option terms ($)
                                                                                       ---------------------------------
                          Number of       Percent of
                         Securities         Total
                         Underlying        Options       Exercise
                           Options        Granted to       Price       Expiration
        Name             Granted (#)      Employees     ($/Share)        Date           0%(6)        5%(7)         10%(7)
        ----             -----------      ---------     ---------        ----           -----        -----         ------
John C. West               100,000(8)         13%         1.625       12/21/00             0         44,895        99,208
Chairman                   100,000(8)         13%         2.500       12/21/00             0        (42,605)       11,708
                           100,000            13%          .875       06/13/00             0         24,175        53,420

Ernst C. Csiszar           100,000(8)         13%         1.625       12/21/00             0         44,895        99,208
Chief Executive            100,000(8)         13%           2.5       12/21/00             0        (42,605)       11,708
Officer                    100,000            13%                     06/13/00             0         24,175        53,420

John A. Weitzel            100,000            13%         .8125       09/30/00             0         22,428        49,604
Chief Financial
Officer

--------

(6) These grants were made with a exercise price per share at or above the closing market price per share on the date of the grant.
(7) Assumed for illustrative purposes only.
(8) These grants were authorized the by the Board of Directors during 1995 under the 1996 Plan, subject to shareholder approval of the 1996 Plan.

Option Exercises and Year-End Holdings

         During the year ended December 31, 1995, members of the Executive Group exercised a total of 20,000 stock options. The following table sets forth certain information with respect to option exercises during the year ended December 31, 1995, and unexercised stock options held by the Executive Group as of December 31, 1995.


                                     Aggregated Option Exercises During the Year
                               Ended December 31, 1995 and 1995 Year-End Option Values


                               Shares
                              Acquired                       Number of Securities
                                 On          Value          Underlying Unexercised          Value of Unexercised In-The-
                              Exercise      Realized          Options at Year-End            Money Options at Yeaar-End
           Name                 (#)           ($)      (#) Exercisable/Unexercisable      ($) Exercisable/Unexercisable
           ----               --------      --------   -----------------------------      -----------------------------
John C. West                   20,000        15,625(1)       180,000/100,000(2)                        50,000
Chairman of the Board

Ernst N. Csiszar                 0             N/A           200,000/100,000(3)                        62,500
Chief Executive Officer

John A. Weitzel                  0             N/A               100,000/0                             68,750
Chief Financial Officer

Employment Agreements

         The Company has entered into employment agreements (each, an "Agreement") under which Ernst N. Csiszar will serve as President and Chief Executive Officer, John C. West will serve as Chairman and John A. Weitzel will serve as Group Vice President and Chief Financial Officer (each an "Employee"), of the Company for a term of one (1) year. The terms of each Agreement are substantially identical (except as detailed below). The following is a summary of the terms of the Agreements.

Effective Dates of Employment. The one-year terms of Mr. Csiszar and Gov. West began on January 1, 1996. Mr. Weitzel's one-year term began on September 30, 1995. Mr. Weitzel's Agreement has been extended for three months to coincide with Mr. Csiszar's and Gov. West's Agreement.

--------
(1) The amount shown represents the dollar value of the difference between the purchase price paid by Gov. West for the shares upon exercise of the stock options and the fair market value of the shares at the date of purchase.
(2) The amounts shown for Gov. West include 200,000 option grants authorized by the Board of Directors during 1995 under the 1996 Plan, subject to shareholder approval of the 1996 Plan which was received at the Special Shareholders Meeting of June 14, 1996.
(3) The amounts shown for Mr. Csiszar include 200,000 option grants authorized by the Board of Directors during 1995 under the 1996 Plan, subject to shareholder approval of the 1996 Plan which was received at the Special Shareholders Meeting of June 14, 1996.

Salary. As payment for services rendered by the Employee under the Agreement, the Company pays Messrs. Csiszar and Weitzel $12,000, and Gov. West $7,200, per month during the term of the Agreement. The Employee does not receive additional compensation for service on the Board of Directors of the Company or any committee thereof.

Bonus. Mr. Csiszar and Gov. West receive a bonus based on the operating earnings of the Company for the calendar year 1996 of up to 150% of base salary.

Stock Options. Mr. Csiszar and Gov. West received, effective December 21, 1995, options to purchase 200,000 shares of the Company's stock. The option for 100,000 shares vested on December 21, 1995, and shall be valid for a period of five (5) years from the date of issue and shall expire on December 20, 2000. The exercise price for these 100,000 shares is the closing price of the Company's stock on December 21, 1995 ($1.625). The options for the remaining 100,000 shares shall vest on the earlier of (1) Employee's termination of employment with the Company, or (2) December 31, 1996. The Options shall be valid for a period of five (5) years from the date of vesting and the exercise price for these Options shall be $2.50 per share. These Options are awarded under the terms and provisions of the 1996 Plan.

         Mr. Weitzel received, effective September 30, 1995, options to purchase 100,000 shares of the Company's stock. The options vested on September 30, 1995, and shall be valid for a period of five (5) years from the date of issue and shall expire on September 29, 2000. The exercise price for these 100,000 shares is the closing price of the Company's stock on September 30, 1995 ($.8125).

Relocation Expenses. Mr. Weitzel will be reimbursed by the Company for the reasonable costs incurred in relocating from Wisconsin to South Carolina, including real estate commissions and closing costs paid in the sale of his residence; these costs are not to exceed $35,000. In addition, the Company will reimburse Mr. Weitzel for up to 6 months of temporary living costs -- apartment rental and round-trip flight to Wisconsin every 2 weeks -- until his permanent relocation.

Covenant Not To Compete. The Employee agrees that for a period of one year after the date of termination of his employment for any reason except a termination without cause, the Employee shall not solicit any customers or prospective customers in any state in which the Company (including its subsidiaries) engages in business, with whom the Employee became acquainted or gained knowledge of during the course of his employment, and the Employee shall not engage in any business which is in any way competitive with the business of the Company. The Employee further agrees never to disclose any information deemed proprietary by the Company, including but not limited to, customer lists and trade secrets, regardless of the Employee's employment status.

Termination. Each party shall have the right to terminate the Agreement at any time during the term upon thirty (30) days written notice to the other party. The Company may terminate the Agreement at any time with cause or upon thirty
(30) days written notice without cause; provided, that if the Company terminates the Agreement without cause the Company will pay the Employee within ten (10) days after termination, one year's base salary as severance pay. In the event that during the term of the Agreement, there is a sale of all or substantially all of the Company's assets or all or substantially all of the Company's stock and the new owners express their desire for a change in management or reassign the Employee to a job with the Company with lesser duties or responsibilities, then the Employee has the right to give written notice of his intent to terminate the Agreement and shall receive the remaining balance or amount due under the Agreement as severance.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

         None of the members of the Compensation Committee is or was formerly an officer or employee of the Company or any of its subsidiaries.

Report of the Board of Directors on Executive Compensation

The primary elements of the Company's executive compensation program have historically consisted of a base salary, a bonus opportunity and stock options. Base salaries are determined, and have at times been increased, by evaluating the responsibilities of the position held and the experience of the executive officer. Overall compensation is based on the Compensation Committee's assessment of prevailing market compensation levels. The foregoing has been provided by the Company's Compensation Committee.

             John P. Seibels (Chairman)              Claude E. McCain
             Albert H. Cox, Jr.                      George R.P. Walker, Jr.

Stock Performance Chart

         The following chart compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the five years through December 1995 with the cumulative total return on the NASDAQ Stock Market (US companies) Index and the NASDAQ Fire, Marine and Casualty Insurance Stock Index.

                Comparison of Five Year-Cumulative Total Returns
                              Performance Graph for
                          The Seibels Bruce Group Inc.

        Prepared by the Center for Research in Security Prices
        Produced on 02/02/96 including data to 12/29/95


CRSP Total Returns Index for:                        12/31/90    12/31/91    12/31/92    12/31/93    12/31/94    12/31/95
The Seibels Bruce Group Inc.                          100.0       136.3        46.5        43.4        62.0        37.2
Nasdaq Stock Market (US Companies)                    100.0       160.6       186.9       214.5       209.7       296.3
NASDAQ Stock (SIC 6330-6339 US                        100.0       142.7       192.3       198.0       190.7       267.4
Companies)
Fire, Marine, and Casualty Insurance

    CONSIDERATION OF RESOLUTION RATIFYING SELECTION OF ARTHUR ANDERSEN LLP TO
                   BE INDEPENDENT ACCOUNTANTS FOR THE COMPANY
                                  (PROPOSAL 2)

         One of the purposes of the Meeting is to ratify the selection of independent accountants to audit the books, records, and accounts of the Company and its subsidiaries for the year ending December 31, 1996. Arthur Andersen LLP has served as the Company's independent accountants since December 28, 1992. On September 25, 1996 acting on the recommendation of the Audit Committee, the Board of Directors adopted resolutions directing the employment of Arthur Andersen LLP to audit the books, records, and accounts of the Company for 1996 and the submission of the selection to the shareholders for ratification. Accordingly, the Board recommends the adoption of the following resolution:

         RESOLVED, that the selection by the board of directors of the firm of Arthur Andersen LLP to audit the books, records, and accounts of the Company and its subsidiaries for the year ending December 31, 1996, be ratified.

         A representative of Arthur Andersen LLP is expected to be present at the Meeting and will have the opportunity to make a statement, and will be available to answer questions from shareholders.

The Board of Directors recommends a vote FOR ratification of the appointment of independent accountants.


       CONSIDERATION OF RESOLUTION RATIFYING SHARES ISSUED TO N0N-EMPLOYEE
                             DIRECTORS (PROPOSAL 3)

         One of the purposes of the Meeting is to ratify the actions taken by the Board of Directors at a meeting held June 13, 1995 (the "June Resolution"), whereby the Board of Directors unanimously approved a resolution awarding each non-employee director (a total of seven directors) 5,000 shares of the common stock of the Corporation as compensation for services rendered in 1995, in addition to their other compensation. Rule 4460 (formerly Schedule D to the Bylaws) of the National Association of Securities Dealers, Inc. ("NASD") (which applies to the Company as its shares are listed on the NASDAQ) requires shareholder approval of a plan or arrangement pursuant to which stock may be acquired by directors. The establishment of a plan or arrangement under which the amount of securities which may be issued does not exceed the lesser of 1% of the number of shares outstanding or 25,000 shares does not generally require shareholder approval. The June Resolution contemplated the issuance of 35,000 shares (5,000 shares to each of seven non-employee directors). The Company has been advised by NASDAQ to seek shareholder approval of the issuance of these shares to non-employee directors. Accordingly, the Board recommends the adoption of the following resolution:

         RESOLVED, that the action of the Board of Directors dated June 13, 1995, authorizing the one time issuance of 5,000 shares of common stock of The Seibels Bruce Group, Inc., to each outside Director of the Company be ratified and approved.

The Board of Directors recommends a vote FOR this proposal.

Other Business

         There is no reason to believe that any other business will be presented at this Meeting; however, if any other business should properly and lawfully come before the Meeting, the proxies will vote in accordance with their best judgment.

Shareholder Proposals

         For a shareholder proposal to be presented at the next annual meeting, it must be received by the Company at its principal executive offices not later than January 27, 1997, in order to be included in the proxy statement and proxy for the 1997 annual meeting. Any such proposal should be addressed to the Company's Corporate Secretary and delivered to the Company's principal executive offices at 1501 Lady Street, Columbia, South Carolina or mailed to PO Box 1, Columbia, South Carolina 29202.


                                            Priscilla C. Brooks
                                            Corporate Secretary
October 25, 1996

INFORMATION ON PROXY CARD

SIDE I

                                   PROXY CARD
                          THE SEIBELS BRUCE GROUP, INC.
                                   P.O. Box 1
                         Columbia, South Carolina 29201

                  PROXY SOLICITATION ON BEHALF OF THE BOARD OF
               DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF
                        SHAREHOLDERS ON DECEMBER 12, 1996

The undersigned hereby appoints Ernst N. Csiszar and John A. Weitzel and each or either of them, as proxies, with full power of substitution, to vote all shares of the Common Stock of The Seibels Bruce Group, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on December 12, 1996 and at any adjournment thereof, upon the items described in the Proxy Statement. The undersigned acknowledges receipt of notice of the Meeting and of the Proxy Statement.

Proxies will be voted in accordance with any Instructions indicated above, if no specification is made the Proxy will be voted FOR the Proposal. This Proxy is revocable any time prior to its use. The Board of Directors recommends a vote FOR all proposals.
                   (continued and to be signed on other side)

SIDE II

Business to Come Before the Annual Meeting of Shareholders

1.       To elect directors as follows:    FOR    WITHHELD   Nominees:
                                                             Fred S. Clark
                                                             Claude E. McCain
                                                             Kenneth W. Pavia
                                                             Ernst N. Csiszar
                                                             John P. Seibels
                                                             John A. Weitzel

2. To ratify the selection of Arthur Andersen LLP to audit the Company's books and records for the fiscal year ending December 31, 1996.

3. To ratify and approve the issuance of 35,000 shares to Non-Employee Directors pursuant to rule 4450 (formerly Schedule D to the Bylaws) of the 1995 national Association of Securities Dealers, Inc. as part of compensation for services rendered.

Signature____________________________ Date_________________________

Signature____________________________ Date_________________________

NOTE: Signature should agree with name on stock, as shown hereon, Officers, fiduciaries, etc., should so indicate. When shares are held in the names of more than one person, each person should sign the proxy.